UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2016
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ETFS Silver Trust
(Exact name of registrant as specified in its charter)
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New York (State or other jurisdiction of incorporation)	001-34412 (Commission File Number)	26-4586763 (I.R.S. Employer Identification No.)

c/o ETFS Securities USA LLC
48 Wall Street, 11th Floor
New York, New York 10005
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 918-4954

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Effective May 16, 2016, CME Group, Inc. (“CME Group”) and Thomson Reuters (“Thomson Reuters”) have implemented changes to the methodology used to establish the London Bullion Market Silver Price (the “London Silver Price”). The London Silver Price is the price used with respect to calculation of the net asset value for the ETFS Silver Trust and the ETFS Precious Metals Basket Trust (each, a “Trust,” and together, the “Trusts”).  The principal new measures, which were initially announced by the CME Group and Thomson Reuters through a press release issued on March 22, 2016, are as follows:

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Introducing a blind auction: Only prices will be visible during each round; the aggregate bid and offer volumes will no longer be disclosed during each auction round. Once each auction round has ended, aggregate buy and sell volumes will be publicly available.

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Allocating the imbalance amount in the auction among participants: The London Silver Price is established when the auction is determined as balanced, (i.e., at the end of a round, the total of buy and sell orders are within a predefined threshold). In the event that there is an imbalance when the auction is complete, the amount required to balance the buy and sell orders (i.e., the imbalance amount) will be shared equally among all registered participants of the auction, even if a participant has not placed an order in the auction for that day.

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Increasing the imbalance tolerance: In exceptional circumstances, CME Group as the calculation agent can increase the imbalance threshold during an auction, within an approved range, to establish the London Silver Price and settle the auction.

ETF Securities USA LLC, the Sponsor of each Trust, understands that the above changes are being made to further enhance and develop the London Silver Price.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, in the capacities indicated, hereunto duly authorized.

Date: May 16, 2016

ETFS Silver Trust

By: ETF Securities USA LLC, Sponsor of the ETFS Silver Trust.

By:	/s/ Graham Tuckwell
Graham Tuckwell
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Christopher Foulds
Christopher Foulds
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)